                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

         This BILL OF SALE AND ASSIGNMENT ("Bill of Sale") is made as of the 1st day of October, 1999 by HOMECOM COMMUNICATIONS, INC., a Delaware corporation ("Seller") in favor of INFRASTRUCTURE DEFENSE, INC., a Delaware corporation ("Buyer").

                                  INTRODUCTION

         A. Buyer has purchased from Seller all of its right, title and interest in and to the assets and business of Seller's internet security division (the "Division"), pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of even date herewith by and between Buyer and Seller. Terms which are used but not defined herein shall have the respective meanings accorded such terms in the Purchase Agreement.

         B. The Purchase Agreement provides, among other things, that for the consideration provided therein, Seller will sell to Buyer the Purchased Assets.

         C. The purpose of this Bill of Sale is to record and effect the transfer to Buyer of the Purchased Assets set forth in Section 1 hereof.

         NOW, THEREFORE, for the consideration paid by Buyer at Closing as set forth in the Purchase Agreement, the receipt of which is hereby acknowledged:

         1. Seller hereby sells, transfers, conveys, assigns and delivers to Buyer all assets of Seller relating to or used predominately by the Division or predominately in connection with the Business including, without limitation, the following:

                    (i) all machinery, equipment, computers, servers and other hardware, software, databases, furniture, vehicles, tools, supplies and spare parts and the tangible personal property set forth in Section 3.18 of the Seller Disclosure Schedule to the Purchase Agreement;

                    (ii) all client lists and other client information of the Division or used principally in connection with the Business;

                    (iii) all proprietary and other information and data of the Division or used principally in connection with the Business, whether or not contained on any computers, servers and other equipment of Seller or located at the Leased Real Property, the Company's Property or elsewhere;

                    (iv) all raw materials, work-in-process and finished products and services of the Division;

                    (v) all Permits which are assignable and which are used or relied upon principally in connection with the Business, if any, including, without limitation, all Permits listed in Section 3.19 of the Seller Disclosure Schedule;

               (vi) all Environmental Permits which are assignable and are used or relied upon principally in connection with the Business including, without limitation, all Environmental Permits listed in Section 3.23 of the Seller Disclosure Schedule;

               (vii) all Intellectual Property of the Division or used principally in connection with the Business including, without limitation, the Intellectual Property listed in Section 3.17(i) of the Seller Disclosure Schedule;

               (viii) the rights and interests of Seller in, to and under all Contracts of the Division and all other Contracts to the extent related to the Business including, without limitation, all Contracts listed in Section 3.18 of the Seller Disclosure Schedule;

               (ix) all accounts receivable and notes receivable of the Division or generated by or on account of the Business including, without limitation, all accounts receivable and notes receivable listed in Section 3.25 of the Seller Disclosure Schedule;

               (x) all Books and Records of the Division or the Business;

               (xi) all forms, labels, stationery, shipping materials, catalogues, telephone numbers, brochures, art work, photographs and advertising materials of the Division or the Business including, without limitation, the name "HomeCom Internet Security";

               (xii) all prepaid expenses, customer prepayments and deferred charges of the Division or generated by or paid or received on account of the Business;

               (xiii) goodwill and all other Assets and Properties of the Division or relating to the Business including, without limitation, all other Assets and Properties located on the Leased Real Property historically or the Company's Property as of the Closing Date and all other assets listed on Section 2.1(b)(xiii) of the Seller Disclosure Schedule; and

               (xiv) all of the assets listed on SCHEDULE A hereto, which is incorporated herein by reference.

         2. Seller hereby authorizes Buyer, as its assignee, to demand and receive any and all of the Purchased Assets transferred by this Bill of Sale, to give receipts and releases for and in respect of the same, or any part thereof, and to institute and prosecute any proceedings which Buyer may deem necessary for the collection, or reduction to possession, of any of the Purchased Assets, or for the enforcement of any claim or right of any kind.

         3. Seller hereby agrees that, from time to time after the delivery of this Bill of Sale, it will, at the request of Buyer and without further consideration, promptly take such further action and execute and deliver such additional assignments, bills of sale, consents or other similar instruments as Buyer may reasonably deem necessary to complete the transfer of the title or possession of the Purchased Assets to, or vest them in, Buyer. In the case of contracts and rights, if any, which cannot be effectively transferred to Buyer without the consent of third parties, Seller will use its best efforts to obtain such consents promptly, and if any such consents are unobtainable, will use its best efforts to assure the benefits thereof to Buyer.

         4. Seller hereby affirms that the representations and warranties made by Seller in the Asset Purchase Agreement are true and correct as of the date hereof, and that Seller holds good and marketable title to the Purchased Assets being sold, transferred and conveyed to Buyer hereunder, or will hold valid licenses therefor, free and clear of all liens, encumbrances and liabilities, and shall, if requested in writing by Buyer, warrant and defend the same against the claims and demands of all persons.

         5. The provisions of this Bill of Sale are for the benefit of Buyer, its successors and assigns, and all rights hereby granted Buyer may be exercised by Buyer, its successors or assigns.

         IN WITNESS WHEREOF, Sellers have executed this Bill of Sale on the date first above-written.

ATTEST:                             HOMECOM COMMUNICATIONS, INC.


                                    By:
-----------------------                ------------------------[CORPORATE SEAL]
                                    Name:
                                    Title:

                                   SCHEDULE A